Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-141604) pertaining to the Idearc Savings and Security Plan for Mid-Atlantic Associates of our report dated June 30, 2008, with respect to the financial statements and schedules of Idearc Savings and Security Plan for Mid-Atlantic Associates included in this Annual Report (Form 11-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Dallas, Texas
June 30, 2008